Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Gary Fischer
Chief Financial Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces Third Quarter 2014 Financial Results

FREMONT, Calif., Oct. 30, 2014 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the third quarter ended Sept. 30, 2014.

Third Quarter 2014 Results
Revenue for the third quarter of 2014 was $23.1 million compared with $21.4 million in the second quarter of 2014.

Gross margin was 23.0 percent of revenue for the third quarter of 2014, compared with 19.4 percent of revenue in the second quarter of 2014.

Operating expenses were $4.7 million in the third quarter of 2014, unchanged from $4.7 million in the second quarter of 2014.

Profit from operations for the third quarter of 2014 was $653,000 compared with a loss from operations of $515,000 in the second quarter of 2014.

Net interest and other income for the third quarter of 2014 was $260,000. This was primarily attributable to $390,000 from equity earnings of the company’s unconsolidated joint ventures, $302,000 from the sale of IntelliEpi stock, $556,000 from a loss on foreign exchange and $106,000 from interest income. By comparison, net interest and other income for the second quarter of 2014 was $1.2 million. This was primarily attributable to $625,000 from equity earnings of the company’s unconsolidated joint ventures, $324,000 from the sale of IntelliEpi stock, $158,000 from a gain on foreign exchange and $127,000 from interest income.

Net income in the third quarter of 2014 was $644,000 or $0.02 per diluted share compared with a net income of $319,000 or $0.01 per diluted share in the second quarter of 2014.

Management Qualitative Comments
“The third quarter was a positive quarter for AXT,” said Morris Young, chief executive officer. “Revenue came in ahead of our expectations, and we achieved another quarter of profitability through improved gross margins and tight expense control. Further, we are diversifying our customer base throughout our product portfolio and are pleased to be gaining traction in several areas that have been a strong focus of our sales efforts. The changes in the gallium arsenide landscape over the past two years have had an adverse impact on our business. However, these changes are finally beginning to settle and new applications for our products are emerging across our substrate portfolio. I am very pleased to have a strong team in place with the expertise to maximize our potential as we evolve our business to meet new opportunities.”

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces Third Quarter 2014 Results
Oct. 30, 2014

Conference Call
The company will host a conference call to discuss these results on Oct. 30, 2014 at 1:30 p.m. PT. The conference call can be accessed at (719) 457-2645 (passcode 2872393). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 2872393) until Nov. 6, 2014. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 683-5900.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China. In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California. The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding the market demand for our products, our market opportunity, our business planning and management approach and our expectations with respect to our business prospects. These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

###

FINANCIAL TABLES TO FOLLOW

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$23,138	$20,521	$63,932	$66,732
Cost of revenue	17,820	18,075	51,736	57,717
Gross profit	5,318	2,446	12,196	9,015

Operating expenses:
Selling, general and administrative	3,505	4,303	10,629	12,435
Research and development	1,160	766	2,922	2,627
Restructuring charge			907
Total operating expenses	4,665	5,069	14,458	15,062
Income (loss) from operations	653	(2,623)	(2,262)	(6,047)
Interest income, net	106	55	360	136
Equity in earnings of unconsolidated joint ventures	390	346	1,502	1,099
Other income (expense), net	(236)	(47)	250	(491)

Income (loss) before provision for income taxes	913	(2,269)	(150)	(5,303)
Provision for (benefit from) income taxes	43	(204)	254	322
Net income (loss)	870	(2,065)	(404)	(5,625)

Less: Net income (loss) attributable to noncontrolling interest	(226)	(230)	(673)	(1,105)
Net income (loss) attributable to AXT, Inc.	$644	$(2,295)	$(1,077)	$(6,730)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.02	$(0.07)	$(0.04)	$(0.21)
Diluted	$0.02	$(0.07)	$(0.04)	$(0.21)

Weighted average number of common shares outstanding:
Basic	32,504	32,366	32,416	32,407
Diluted	32,738	32,366	32,416	32,407

- more -

AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30,	December 31,
	2014	2013
Assets:
Current assets
Cash and cash equivalents	$25,793	$24,961
Short-term investments	15,366	12,499
Accounts receivable, net	21,079	14,943
Inventories	36,648	39,127
Related party notes receivable - current	0	0
Prepaid expenses and other current assets	5,914	8,010
Total current assets	104,800	99,540

Long-term investments	7,332	10,145
Property, plant and equipment, net	34,663	37,621
Related party notes receivable - long-term	1,874	1,715
Other assets	15,216	14,801

Total assets	$163,885	$163,822

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$9,480	$8,140
Accrued liabilities	6,790	7,286
Total current liabilities	16,270	15,426

Long-term portion of royalty payments	1,925	2,525
Other long-term liabilities	323	325
Total liabilities	18,518	18,276

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	195,151	194,156
Accumulated deficit	(68,082)	(67,005)
Accumulated other comprehensive income	8,333	8,953
Total AXT, Inc. stockholders' equity	138,966	139,668

Noncontrolling interest	6,401	5,878
Total stockholders' equity	145,367	145,546

Total liabilities and stockholders' equity	$163,885	$163,822